AMENDMENT TO CONVERTIBLE LOAN AND SECURITY AGREEMENT

         THIS AMENDMENT TO CONVERTIBLE LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of December 12, 1997, by and between COVOL TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), and PACIFICORP FINANCIAL SERVICES, INC., an Oregon corporation ("Lender").

                                    RECITALS

         A. The Borrower and Lender have entered into a Convertible Loan and Security Agreement dated as of March 20, 1997 (as the same may be further amended, modified, extended or restated, the "Loan Agreement"), pursuant to which the Lender has made secured credit facilities available to the Borrower. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

         B. The Borrower and the Lender desire to amend the Loan Agreement pursuant to the terms set forth herein to increase the facility from $5,000,000 to $7,000,000.

                                   AGREEMENTS

         In consideration of the foregoing Recitals, and of the agreements made herein, and of the Term Loans made or to be made by the Lender to the Borrower, the Borrower and the Lender agree as follows:

         1.       Amendments.  The Loan Agreement is hereby amended as follows:

                  (a) Amending and restating the definition of "Termination Date" in Section 1.01 in its entirety as follows:

                  "Termination Date" means August 31, 1998.

                  (b)  Deleting  "September  30,  1997"  in the  second  line of
Section 2.01.A and inserting "February 27, 1998" in its place.

                  (c) Deleting "$5,000,000" in the sixth line of Section 2.01.A and inserting "$7,000,000" in its place.

                  (d) Amending and restating Section 2.01.B in its entirety as follows:

                  The Term Loans shall be available in the following amounts and for the following purposes: (i) up to $25,000 to repay the Demand Promissory Note, dated as of February 24, 1997, of Borrower in favor of Lender, (ii) up to $100,000 to be used as a "good faith" deposit pursuant to the Amended and Restated Supply Agreement, dated as of the date hereof, (iii) to complete construction by Borrower of the Alabama Project, (iv) up to $2,030,000 to finance the acquisition by Borrower for the benefit of the Alabama Project of up to 70,000 tons of coal fines to be stored at 1200 Concord Mine Road, Hueytown, Alabama, and (v) up to an amount equal to $4,845,000 minus such amounts as are borrowed or reasonably expected to be borrowed by the Borrower pursuant to clause (iii) to fund the net working capital needs of the plant operations of the Alabama Project; provided, however, that the determination of the amount of such net working capital needs shall be subject to the approval of Lender in its sole discretion; provided, further, that any amounts available to be drawn under any letters of credit arranged by Lender or any of its Affiliates for the purposes described in this Section 2.01.B shall not be available to be drawn as Term Loans hereunder.

                  (e) Amending and restating the first sentence of Section 10.01.A in its entirety as follows:

                  Lender shall have the right, subject to the terms and provisions of this ARTICLE X, at the option of the Lender, (i) at any time, to convert, the unpaid principal amount of the Term Loans or any portion thereof, and any accrued and unpaid interest on such Term Loans, and (ii) at any time prior to the Termination Date, to simultaneously advance and convert (a) that portion of the remaining Commitment equal to the remaining Commitment minus $1,000,000, if a positive number, and (b) after the Commitment Period, an amount equal to that portion of the Commitment which is not then outstanding as a Term Loan minus $1,000,000 (it being acknowledged that this does not extend the Commitment Period), if a positive number, into fully paid and non-assessable shares of Borrower Common Stock or any capital stock or other securities into which such Borrower Common Stock shall have been changed or any capital stock or other securities resulting from a reclassification thereof ("Shares").

         2. Conditions Precedent. The obligation of the Lender to make any Term Loans that, together with Term Loans outstanding on the date hereof, exceed $5,000,000 in the aggregate is subject to the fulfillment or waiver in writing of each of the following conditions precedent.

                  (a) The Borrower shall have executed and delivered to the Lender an amended and restated promissory note in the form attached hereto as Exhibit A (the "Amended and Restated Note").

                  (b) The Lender shall have received an opinion of counsel to the Borrower dated as of the date hereof and addressed to the Lender, substantially in the form attached hereto as Exhibit B.

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

                  (c) The Borrower and Birmingham Syn Fuel, LLC shall have entered into an agreement in the form attached hereto as Exhibit C (the "Coal Fines Purchase Agreement") pursuant to which Borrower shall sell certain coal fines to Birmingham Syn Fuel, LLC.

                  (d) The Borrower and PacifiCorp Syn Fuel, LLC shall have entered into an Amended and Restated Additional Facilities Agreement in the form attached hereto as Exhibit D.

                  (e) The Lender shall have received a letter from the Borrower acknowledging its obligation to indemnify the Lender and its affiliates under
Section 8.13 of the Loan Agreement for costs incurred by them in connection with the Brandt Filtration Group v. Covol Technologies litigation, which letter shall be acceptable to the Lender in its sole discretion.

                  (f) Each of the parties thereto shall have entered into a letter amendment substantially in the form attached hereto as Exhibit E amending the Alabama Project Purchase Agreement.

                  (g) The Lender, Borrower, Alabama Synfuel #1 Ltd and TIC The Industrial Company shall have executed and delivered a letter agreement substantially in the form attached hereto as Exhibit F.

                  (h) The Borrower, Alabama Synfuel #1 Ltd and Birmingham Syn Fuel, LLC shall have entered into an Amended and Restated License and Binder Purchase Agreement substantially in the form attached hereto as Exhibit G.

         3. Representations and Warranties. (a) Except as modified by the attached schedules, each and every representation and warranty of the Borrower set forth in the Loan Agreement is hereby confirmed and ratified in all material respects and such representations and warranties shall be deemed to have been made and undertaken as of the date of this Amendment as well as at the time they were made and undertaken.

                  (b)      The Borrower represents and warrants that:

                           (i)       No Event  of Default  now  exists  or  will
exist immediately following the execution hereof or after giving effect to the transactions contemplated hereby.

                           (ii)      All necessary  actions on the  part of  the
Borrower to authorize the execution, delivery and performance of this Amendment, the Amended and Restated Note and all other documents or instruments required pursuant hereto or thereto have been taken; this Amendment, the Amended and Restated Note and each such other document or instrument have been duly and validly executed and delivered and are legally valid and binding upon the parties thereto and enforceable in accordance with their respective terms,

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

except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or like laws or by general equitable principles.

                           (iii)     The execution, delivery  and performance of
this Amendment, the Amended and Restated Note and all other documents and instruments required pursuant hereto or thereto, and all actions and transactions contemplated hereby and thereby will not (A) violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under (I) any provision of the articles of incorporation or bylaws of the Borrower, (II) any arbitration award or any order of any court or of any other governmental agency or authority, (III) any license, permit or authorization granted to the Borrower or under which the Borrower operates, or
(IV) any applicable law, rule, order or regulation, indenture, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its properties is bound and which has not been waived or consented to, or
(B) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever, except as expressly permitted in the Loan Agreement, upon any of the properties of the Borrower.

                           (iv)      No consent,  approval or  authorization of,
or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained by the Borrower in connection with the execution, delivery or performance of this Amendment, the Amended and Restated Note or any document or instrument required in connection herewith or therewith which has not already been obtained or completed.

         4. Affirmation of the Borrower. The Borrower acknowledges that the security interests and liens granted by the Borrower to the Lender pursuant to the Loan Agreement and the other Security Documents shall continue to secure all Obligations, as increased pursuant hereto.

         5. Counterparts. This Amendment may be executed in as many counterparts as may be convenient and shall become binding when the Borrower and the Lender have executed at least one counterpart.

         6. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Utah, without regard to the conflicts of law provisions thereof.

         7. Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lender and their respective successors and assigns, and in particular, any holder of the Note.

         8. Reference to Loan Agreement. Except as amended hereby, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. On and after the effectiveness of the amendment to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement",

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

"hereunder", "hereof", "herein" or words of like import, and each reference to the Loan Agreement in any of the Collateral Assignment of Lease, the Construction Assignment Agreement, the Construction Assignment Agreement, the Registration Rights Agreement, and the Security Agreement, dated as of April 15, 1997, by and between Lender and Alabama Synfuel #1 Ltd, and any of the other Transaction Documents or any other agreement, document or instrument executed and delivered pursuant to the Transaction Documents, shall be deemed a reference to the Loan Agreement, as amended hereby.

         9. No Other Modifications. Except as expressly provided in this Amendment, all of the terms and conditions of the Loan Agreement shall remain unchanged and in full force and effect.

         10. Same Indebtedness. The modifications effected by this Amendment, the Amended and Restated Note and by the other documents and instruments contemplated hereby shall not be deemed to provide for or effect a repayment and re-advance of any of the Obligations to the Lender now outstanding, it being the intention of the Borrower and the Lender that the Obligation owing under the Loan Agreement, as amended by this Amendment, be and is the same Obligation as that owing under the Loan Agreement immediately prior to the effectiveness hereof.

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

         IN WITNESS WHEREOF, the parties have executed this Amendment to Convertible Loan and Security Agreement as of the date first above written.


                                            COVOL TECHNOLOGIES, INC.


                                            By: /s/ Brent M. Cook
                                               --------------------
                                          Name: Brent M. Cook
                                         Title: President


                                            PACIFICORP FINANCIAL SERVICES, INC.



                                            By:  /s/ Reynold Roeder
                                               ---------------------
                                          Name: Reynold Roeder
                                         Title: Vice President

AGREED AND ACCEPTED
WITH RESPECT TO SECTION 8

ALABAMA SYNFUEL #1 LTD.


  By:  /s/ Brent M. Cook
     ---------------------------------------
Name:  Brent M. Cook
Title: Pres., Covol Technologies, Inc., G.P.

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